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                                  EXHIBIT 23(j)
                                 CONSENT OF PWC

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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 18, 2003, relating to the financial statements and financial highlights which appear in the October 31, 2003 Annual Report of Transamerica IDEX Mutual Funds, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Certified Public Accountants" in such Registration Statement.


PricewaterhouseCoopers LLP
Tampa, Florida
March 1, 2004